UNITED STATES
SECURRITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

PARAMOUNT GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-336630	20-3690109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, Nevada 89445
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (775) 625-3600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2011, Paramount Gold and Silver Corp.  (the “Company”) entered in an At Market Issuance Sales Agreement (the “Agreement”) with McNicoll, Lewis & Vlak LLC, as sales agent (the “Agent”), to sell  at-the-market from time to time up to 2,500,000 shares of the Company’s  common stock .

The Company will  pay  the Agent a 3% commission of the gross  proceeds received from each sale of our common  stock (the “Shares) .

The sales of the Shares, if any,  will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the NYSE AMEX, the principal existing trading market for shares of the Company’s Shares  or by means of ordinary broker’s transactions.  The Company has no obligations to sell any of the Shares,  and may at any time suspend offers under the Agreement or terminate the Agreement.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-153104) and Prospectus Supplement filed with the Securities and Exchange Commission on June 23, 2011.  This 8-K report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state. The Agreement is filed as Exhibit 10.1 to this Report.  The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Report.

The opinion of the Company counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Jeffrey G. Klein, P.A.

10.1	At Market Issuance Sales Agreement, dated June 16, 2011, by and among Paramount Gold and Sliver Corp. and McNicoll, Lewis & Vlak LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2011

Paramount Gold and Silver Corp.

By: /s/Christopher Crupi
Christopher Crupi, CEO